SUB-ITEM 77Q1(a)


Appendix A, dated  February 23, 2010, to the Master  Amended and Restated
 By-Laws for MFS Series Trust XII,  dated
January 1, 2002 as revised  through  August 22,  2007,  is  contained  in
 Post-Effective  Amendment  No. 43 to the
Registration  Statement of MFS Series Trust XIII (File Nos.  2-74959 and
 811-3327), as filed with the Securities and Exchange Commission via EDGAR on April 28, 2010, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.